EXHIBIT 10.12
Credit Line Contract

Contract No：（2008）0004
Party A：Nanxin Branch, CIB Shenzhen
Address: 1st Floor, Nan Hai Tai Building, Nanxin Road, Nanshan District, Shenzhen, China
Postcode：518052
Phone # 0755-26077176, Fax # 0755-26077085

Party B: SinoHub SCM Shenzhen, Ltd.
Address：6/F, No. 5 Qiongyu Road, Central Area, Technology Park, Nanshan District, Shenzhen, China
Postcode：518057
Phone # 86-755-26612106, Fax # 86-755-26612060

This contract was signed at CIB Shenzhen Branch, CIB Building, Futian District, Shenzhen.

Party A agreed to provide a credit line to Party B. In order to specify responsibilities and obligations, Party A and Party B agreed on the following terms and conditions in accordance with relevant laws and regulations.

1	Definition and Interpretation
1.1
“Credit Granting” means Party A shall comprehensively evaluate the management situations and risk factors of Party B, and define the credit line of Party B, which includes foreign currency loans, trade financing, acceptance of bills, discount on bills, the opening of L/Cs, guarantees or the like.

1.2	“Basic credit granting” refers to a credit line granted to Party B for funds flow based on the basic conditions of Party B. Party B may use the credit line gradually and circularly within the term.
1.3
“Credit line term” refers to an uninterrupted period, in which Party B may apply for financing under the agreement of Party A. However, the time for Party B to fulfill obligations (including but not limited to the performance of payment of the main debt and responsibility for the guarantee) shall not be limited to the term.

1.4	Party A shall take a control of the credit line balance. The balance refers to the sum of outstanding credit line and the credit line at maturity:
1.4.1	Outstanding credit line refers to the sum of loans that are not due.
1.4.2	Credit line at maturity refers to sum of the loans that are overdue.
1.5
“Sub-contract” refers to contracts that regulate the amount, the performance terms of the debt instrument, rights and obligations for each financing under the credit line. This contract is the general contract, all sub-contracts have the same legal effect, and they are integral parts of the general contract.

1.6
“The main debt” refers to the principle, which includes but is not limited to loan principle for all currencies, trade financing principle, the principle of bill acceptance, the bill discount amount, L/C advances, debt principle of the guarantee provided by Party A to Party B.

2	Credit Line
Credit line under this contract is RMB 30 million. If there is a foreign currency financing under the credit line, that currency shall be exchanged to RMB according to the exchange rate published by Party A. This credit line can be used for the following items:

Business name	Amount( RMB）	Remark
1. Import L/C Opening	30,000,000.00	15% for deposit
2. Import Bill Advance	25,500,000.00
3. Import services	25,500,000.00
4. Short-term loan	5,000,000.00
The credit line can be used among above items.

3	Credit Line Term
Term of the credit line starts on September 25, 2008, and ends on September 25, 2009.

4	Guarantee
4.1	The following are the guarantee contracts for this general contract:
4.1.1	The first guarantee for Contract NO. 2008-0004A Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the guarantee of the guarantor SinoHub Electronics Shenzhen Ltd.
4.1.2	The second guarantee for Contract NO. 2008-0004B Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the guarantee of the guarantor Shenzhen Yin Zhao Co., Ltd.
4.1.3	The third guarantee for Contract NO. 2008-0004A Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the personal guarantee of Lei Xia as a pledgor.
4.1.4	The fourth guarantee for Contract NO. 2008-0004B Nanxin Branch, CIB Shenzhen, The Highest Credit Line Guarantee Contract is the personal guarantee of Christina Cui as a pledgor.
4.1.5
The fifth guarantee (mortgage) for Contract NO. 2008-0004 Nanxin Branch, CIB Shenzhen, The Highest Mortgage Contract is a Mortgage on a property owned jointly (50/50) by HENRY THOMAS COCHRAN and LINDA MARIE HETUE (together the Mortgagor).

4.2	Unless otherwise agreed, all debts under the credit line shall be provided with maximum guarantee by the guarantor, the mortgagor, or the pledgor.

4.3	Party A has the right to take the measures according to Chapter 6.2 for the following situations:
4.3.1	The guarantor violates the The Highest Credit Line Guarantee Contract, or the guarantor’s credit has deteriorated, or the guarantor is not competent to support the guarantee.
4.3.2
The Mortgagor violates The Highest Mortgage Contract, intentionally damages collateral, or the collateral value has been or may be significantly reduced, or other incidents happen which damage the lien of Party A on the mortgage.

4.3.3
The pledgor violates The Highest Credit Line Guarantee Contract, or the pledged property value has been or may significantly reduced, or the right to pledge must be fulfilled before the settlement of the loan, or other incidents happen which damage the pledge right of Party A.

5	Rights and Obligations
5.1	Within the term and the amount limit, Party A shall grant credit to Party B after reviewing all the conditions.
5.2	Party B shall open a bank account at CIB, and have all the transactions go through that bank account.
5.3
Party A has the right to access to the financial report and other business information of Party B, Party B shall provide timely information to Party A of the marketing plans, investment and development plans, and funds demand. Party A shall not disclose any trade secrets of Party B.

5.4	Party B shall provide a full and valid guarantee recognized by Party A.
5.5	Party A shall provide guidance to Party B on economic policy, business management, and credit policy.
5.6	Party A has the right to charge fees relating to the credit line. Unless otherwise agreed, all necessary costs based on the credit line shall be paid by Party B.
5.7	Party A has the right to adjust or terminate the credit line for the following situations:
5.7.1	Party B is having serious operational difficulties and risks.
5.7.2	Party B is making significant changes in organization (including split-off, merging, revocation of license or the like)
5.7.3	The credit of Party B decreases, or Party B does not pay off debt on time.
5.7.4	Significant changes take place in the market.
5.7.5	Other situations under which Party A shall change the credit line.
5.8	Party B may apply for an increase on the credit line for a special occasion or a particular project.

6	Liabilities
6.1	Breach of Contract by Party B shall mean
6.1.1	Party B provides untrue information or covers up the truth of corporate matters.

6.1.2	Party B’s credit has deteriorated, or Party B is not competent to support the guarantee.
6.1.3	Party B violates the sub-contracts.
6.1.4	Party B violates the general contract.

6.2	If Party B violates the contract, Party A has the right to exercise one or more of the following measures:
6.2.1	Suspend, reduce, or terminate the credit line.
6.2.2	Declare the expiry of some or all of the credit line.
6.2.3	Request for full compensation for loss from Party B.

7	Fees
If either Party breaches the contract, the defaulting party shall pay for all fees, including but not limited to legal costs, lawyers fees, property preservation fees, implementation fees, handling fees or the like.

8	Jurisdiction
The signing, legal validity, interpretation, performance or disputes of this contract shall apply to the law of the People's Republic of China. During the term of the contract, all controversy and dispute shall be dealt through negotiation. If the two parties are unable to reach an agreement, either party may demand for arbitration by the Shenzhen Arbitration Committee.

9	Notification
9.1	Any notice under this contract shall be in writing and delivered to the other party as per the address or fax number on the front cover.
9.2	Either party shall promptly inform the other party of changes in their contact information.
9.3	All notices that are delivered as per the specified address shall be deemed as well received after:
9.3.1	5 days if the notice is delivered by a registered mail.
9.3.2	Receiving a confirmation after sending a fax.
9.3.3	Receiving a receipt with the receiver’s signature.

10	Effective Conditions of The Contract
10.1	This contract shall enter into full force after the following conditions:
10.1.1	Both parties sign and chop on the contract
10.1.2	The Guarantee (Mortgage, Pledge) contracts under this contract have come into effect.
10.1.3	Party A requests that this contract be notarized and notarization procedures are fulfilled legally.
10.2	This contract shall cease to be in effect once all the debts are paid.

11	Contract Documents
This contract will be executed in quadruplicate, each of the parties, the notary agency, and the guarantor will have one copy.

12	Supplementary Provision
The sum of the balances of Contract No.（2007）0004 and Contract No.（2008）0004 shall not be greater than RMB30million.

Signature Page Follows

Party A (Corporate Chop)	Legal representative or authorized agent (signature)

Nanxin Branch, CIB Shenzhen	/s/Zhang Lesheng

August 21, 2008

Party B (Corporate Chop)	Legal representative or authorized agent (signature)

SinoHub SCM Shenzhen, Ltd.	/s/Cui Hantao

August 21, 2008